Exhibit 99.1

Mercury General Corporation Announces Fourth Quarter and Fiscal 2019 Results and Declares Quarterly Dividend

LOS ANGELES, Feb. 10, 2020 /PRNewswire/ -- Mercury General Corporation (NYSE: MCY) reported today the fourth quarter and fiscal 2019 results:

Consolidated Highlights

	Three Months Ended December 31,		Change		Twelve Months Ended December 31,		Change
	2019	2018	$	%	2019	2018	$	%
(000's except per-share amounts and ratios)
Net premiums earned	$925,384	$868,233	$57,151	6.6%	$3,599,418	$3,368,411	$231,007	6.9%
Net premiums written (1) (2)	$896,140	$850,609	$45,531	5.4%	$3,731,723	$3,495,633	$236,090	6.8%

Net income (loss)	$31,688	$(81,879)	$113,567	NM	$320,087	$(5,728)	$325,815	NM
Net income (loss) per diluted share (3)	$0.57	$(1.48)	$2.05	NM	$5.78	$(0.10)	$5.88	NM

Operating income (loss) (1)	$11,884	$(14,599)	$26,483	NM	$144,081	$99,753	$44,328	44.4%
Operating income (loss) per diluted share (1)	$0.21	$(0.26)	$0.47	NM	$2.60	$1.80	$0.80	44.4%
Catastrophe losses net of reinsurance (4)	$36,000	$43,000	$(7,000)	(16.3)%	$53,000	$67,000	$(14,000)	(20.9)%
Combined ratio (5)	103.2%	106.7%	—	(3.5) pts	99.4%	100.7%	—	(1.3) pts

NM = Not Meaningful

(1)

These measures are not based on U.S. generally accepted accounting principles ("GAAP"), are defined in "Information Regarding GAAP and Non-GAAP Measures" and are reconciled to the most directly comparable GAAP measures in "Supplemental Schedules."

(2)

The Company, which predominantly offers six-month personal automobile insurance policies, reintroduced twelve-month personal automobile policies for new business in its largest insurance subsidiary, Mercury Insurance Company ("MIC"), in March 2018. Twelve-month policies are generally sold for twice the price of six-month policies. MIC's net premiums written from twelve-month policies was approximately $88 million and $63 million for the three months ended December 31, 2019 and 2018, respectively, and approximately $354 million and $205 million for the twelve months ended December 31, 2019 and 2018, respectively.

(3)	The dilutive impact of incremental shares is excluded from net loss position in accordance with GAAP.
(4)

Catastrophe losses due to the catastrophe events that occurred during the three and twelve months ended December 31, 2019 totaled approximately $37 million and $57 million, respectively, with no reinsurance benefits used for these losses. The  majority of the 2019 catastrophe losses resulted from wildfires and winter storms in California, a hurricane in Texas, and tornadoes and wind and hail storms in the Midwest. These losses were partially offset by favorable development of approximately $1 million and $4 million on prior years' catastrophe losses for the three and twelve months ended December 31, 2019, respectively. Catastrophe losses before reinsurance benefits totaled approximately $255 million and $289 million for the three and twelve months ended December 31, 2018, respectively. 2018 catastrophe losses were primarily due to wildfires in Northern and Southern California. Weather-related catastrophes across several states made up the remainder of the 2018 catastrophe losses.

(5)

The Company experienced favorable development of approximately $1 million and unfavorable development of approximately $23 million on prior accident years' loss and loss adjustment expense reserves for the three months ended December 31, 2019 and 2018, respectively, and unfavorable development of approximately $10 million and $93 million on prior accident years' loss and loss adjustment expense reserves for the twelve months ended December 31, 2019 and 2018, respectively. The year-to-date unfavorable development in 2019 was primarily attributable to higher than estimated defense and cost containment expenses in the California automobile line of insurance business, partially offset by favorable development on prior years' loss and loss adjustment expense reserves, including catastrophe losses, in certain of the Company's other lines of insurance business, while the year-to-date unfavorable development in 2018 was primarily attributable to higher than estimated California automobile losses resulting from severity in excess of expectations for bodily injury claims as well as higher than estimated defense and cost containment expenses in the California automobile line of insurance business.

Investment Results

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
(000's except average annual yield)
Average invested assets at cost (1)	$4,104,014	$3,808,842	$4,008,601	$3,740,497
Net investment income (2)
Before income taxes	$35,701	$31,383	$141,263	$135,838
After income taxes	$31,793	$28,608	$125,637	$121,476
Average annual yield on investments - after income taxes (2)	3.1%	3.0%	3.1%	3.3%

(1)

Fixed maturities and short-term bonds at amortized cost; equities and other short-term investments at cost. Average invested assets at cost are based on the monthly amortized cost of the invested assets for each period.

(2)

The higher net investment income before and after income taxes for the three and twelve months ended December 31, 2019 compared to the corresponding periods in 2018 resulted largely from higher average invested assets. Average annual yield on investments after income taxes for the three months ended December 31, 2019 increased compared to the corresponding period in 2018, primarily due to higher returns on the Company's investments in private equity funds. Average annual yield on investments after income taxes for the twelve months ended December 31, 2019 decreased compared to the corresponding period in 2018, primarily due to maturity and replacement of higher yielding investments purchased when market interest rates were higher with lower yielding investments, as a result of decreasing market interest rates.

The Board of Directors declared a quarterly dividend of $0.6300 per share. The dividend will be paid on March 31, 2020 to shareholders of record on March 17, 2020.

Mercury General Corporation and its subsidiaries are a multiple line insurance organization offering predominantly personal automobile and homeowners insurance through a network of independent producers in many states. For more information, visit the Company's website at www.mercuryinsurance.com. The Company will be hosting a conference call and webcast today at 10:00 A.M. Pacific time where management will discuss results and address questions. The teleconference and webcast can be accessed by calling (877) 807-1888 (USA), (706) 679-3827 (International) or by visiting www.mercuryinsurance.com. A replay of the call will be available beginning at 1:30 P.M. Pacific Time and running through February 17, 2020. The replay telephone numbers are (855) 859-2056 (USA) or (404) 537-3406 (International). The conference ID# is 7889459. The replay will also be available on the Company's website shortly following the call.

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for certain forward-looking statements. Certain statements contained in this report are forward-looking statements based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. Actual results may differ from those projected in the forward-looking statements. These forward-looking statements involve significant risks and uncertainties (some of which are beyond the control of the Company) and are subject to change based upon various factors, including but not limited to the following risks and uncertainties: changes in the demand for the Company's insurance products, inflation and general economic conditions, including general market risks associated with the Company's investment portfolio; the accuracy and adequacy of the Company's pricing methodologies; catastrophes in the markets served by the Company; uncertainties related to estimates, assumptions and projections generally; the possibility that actual loss experience may vary adversely from the actuarial estimates made to determine the Company's loss reserves in general; the Company's ability to obtain and the timing of the approval of premium rate changes for insurance policies issued in states where the Company operates; legislation adverse to the automobile insurance industry or business generally that may be enacted in the states where the Company operates; the Company's success in managing its business in non-California states; the presence of competitors with greater financial resources and the impact of competitive pricing and marketing efforts; the ability of the Company to successfully manage its claims organization outside of California; the Company's ability to successfully allocate the resources used in the states with reduced or exited operations to its operations in other states; changes in driving patterns and loss trends; acts of war and terrorist activities; court decisions and trends in litigation and health care and auto repair costs; and legal, cyber security, regulatory and litigation risks. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise. For a more detailed discussion of some of the foregoing risks and uncertainties, see the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission.

MERCURY GENERAL CORPORATION AND SUBSIDIARIES SUMMARY OF OPERATING RESULTS (000's except per-share amounts and ratios) (unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Revenues:
Net premium earned	$925,384	$868,233	$3,599,418	$3,368,411
Net investment income	35,701	31,383	141,263	135,838
Net realized investment gains (losses)	25,068	(85,165)	222,793	(133,520)
Other	1,840	2,167	9,044	9,275
Total revenues	$987,993	$816,618	$3,972,518	$3,380,004
Expenses:
Losses and loss adjustment expenses	738,103	724,939	2,706,024	2,576,789
Policy acquisition costs	154,114	147,365	602,085	572,164
Other operating expenses	63,055	54,505	269,305	244,630
Interest	4,256	4,257	17,035	17,036
Total expenses	$959,528	$931,066	$3,594,449	$3,410,619

Income (loss) before income taxes	28,465	(114,448)	378,069	(30,615)
Income tax (benefit) expense	(3,223)	(32,569)	57,982	(24,887)
Net income (loss)	$31,688	$(81,879)	$320,087	$(5,728)

Basic average shares outstanding	55,357	55,340	55,351	55,335
Diluted average shares outstanding	55,361	55,340	55,360	55,335

Basic Per Share Data
Net income (loss)	$0.57	$(1.48)	$5.78	$(0.10)
Net realized investment gains (losses), net of tax	$0.36	$(1.22)	$3.18	$(1.90)

Diluted Per Share Data
Net income (loss)	$0.57	$(1.48)	$5.78	$(0.10)
Net realized investment gains (losses), net of tax	$0.36	$(1.22)	$3.18	$(1.90)

Operating Ratios-GAAP Basis
Loss ratio	79.8%	83.5%	75.2%	76.5%
Expense ratio	23.5%	23.3%	24.2%	24.2%
Combined ratio (a)	103.2%	106.7%	99.4%	100.7%

(a)	Combined ratios for the three months ended December 31, 2019 and 2018 do not sum due to rounding.

MERCURY GENERAL CORPORATION AND SUBSIDIARIES CONDENSED BALANCE SHEETS AND OTHER INFORMATION (000's except per-share amounts and ratios)

	December 31, 2019	December 31, 2018
	(unaudited)
ASSETS
Investments, at fair value:
Fixed maturity securities (amortized cost $2,973,276; $2,969,541)	$3,093,275	$2,985,161
Equity securities (cost $648,282; $544,082)	724,751	529,631
Short-term investments (cost $494,060; $254,518)	494,135	253,299
Total investments	4,312,161	3,768,091
Cash	294,398	314,291
Receivables:
Premiums	604,871	555,038
Accrued investment income	40,107	45,373
Other	6,464	6,132
Total receivables	651,442	606,543
Reinsurance recoverables	78,774	221,088
Deferred policy acquisition costs	233,166	215,131
Fixed assets, net	168,986	153,023
Operating lease right-of-use assets	44,909	—
Current income taxes	7,642	38,885
Deferred income taxes	—	13,339
Goodwill	42,796	42,796
Other intangible assets, net	10,636	15,534
Other assets	44,247	45,008
Total assets	$5,889,157	$5,433,729

LIABILITIES AND SHAREHOLDERS' EQUITY
Loss and loss adjustment expense reserves	$1,921,255	$1,829,412
Unearned premiums	1,355,547	1,236,181
Notes payable	372,133	371,734
Accounts payable and accrued expenses	143,318	115,071
Operating lease liabilities	47,996	—
Deferred income taxes	27,964	—
Other liabilities	221,442	263,647
Shareholders' equity	1,799,502	1,617,684
Total liabilities and shareholders' equity	$5,889,157	$5,433,729

OTHER INFORMATION
Common stock shares outstanding	55,358	55,340
Book value per share	$32.51	$29.23
Statutory surplus (a)	$1.54 billion	$1.47 billion
Net premiums written to surplus ratio (a)	2.42	2.38
Debt to total capital ratio (b)	17.2%	18.8%
Portfolio duration (including all short-term instruments) (a)(c)	3.2 years	4.0 years
Policies-in-force (company-wide "PIF") (a)
Personal Auto PIF	1,139	1,157
Homeowners PIF	646	600
Commercial Auto PIF	36	37

(a)	Unaudited.
(b)	Debt to Debt plus Shareholders' Equity (Debt at face value).
(c)	Modified duration reflecting anticipated early calls.

SUPPLEMENTAL SCHEDULES
(000's except per-share amounts and ratios) (unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018

Reconciliations of Comparable GAAP Measures to Operating Measures (a)

Net premiums earned	$925,384	$868,233	$3,599,418	$3,368,411
Change in net unearned premiums	(29,244)	(17,624)	132,305	127,222
Net premiums written	$896,140	$850,609	$3,731,723	$3,495,633

Incurred losses and loss adjustment expenses	$738,103	$724,939	$2,706,024	$2,576,789
Change in net loss and loss adjustment expense reserves	(93,791)	(118,528)	(196,602)	(201,942)
Paid losses and loss adjustment expenses	$644,312	$606,411	$2,509,422	$2,374,847

Net income (loss)	$31,688	$(81,879)	$320,087	$(5,728)
Less: Net realized investment gains (losses)	25,068	(85,165)	222,793	(133,520)
Tax on net realized investment gains (losses) (b)	5,264	(17,885)	46,787	(28,039)
Net realized investment gains (losses), net of tax	19,804	(67,280)	176,006	(105,481)
Operating income (loss)	$11,884	$(14,599)	$144,081	$99,753

Per diluted share:
Net income (loss)	$0.57	$(1.48)	$5.78	$(0.10)
Less: Net realized investment gains (losses), net of tax	0.36	(1.22)	3.18	(1.90)
Operating income (loss)	$0.21	$(0.26)	$2.60	$1.80

Combined ratio			99.4%	100.7%
Effect of estimated prior periods' loss development			(0.3)%	(2.8)%
Combined ratio-accident period basis			99.1%	97.9%

(a)	See "Information Regarding GAAP and Non-GAAP Measures" on page 7.
(b)	Federal statutory rate of 21%.

Information Regarding GAAP and Non-GAAP Measures

The Company has presented information within this document containing operating measures which in management's opinion provide investors with useful, industry specific information to help them evaluate, and perform meaningful comparisons of, the Company's performance, but that may not be presented in accordance with GAAP. These measures are not intended to replace, and should be read in conjunction with, the GAAP financial results.

Net income is the GAAP measure that is most directly comparable to operating income. Operating income is net income excluding realized investment gains and losses, net of tax. Operating income is used by management along with the other components of net income to assess the Company's performance. Management uses operating income as an important measure to evaluate the results of the Company's insurance business. Management believes that operating income provides investors with a valuable measure of the Company's ongoing performance as it reveals trends in the Company's insurance business that may be obscured by the effect of net realized investment gains and losses. Realized investment gains and losses may vary significantly between periods and are generally driven by external economic developments such as capital market conditions. Accordingly, operating income highlights the results from ongoing operations and the underlying profitability of the Company's core insurance business. Operating income, which is provided as supplemental information and should not be considered as a substitute for net income, does not reflect the overall profitability of the Company's business. It should be read in conjunction with the GAAP financial results. See "Supplemental Schedules" above for a reconciliation of net income to operating income.

Net premiums earned, the most directly comparable GAAP measure to net premiums written, represents the portion of premiums written that is recognized as revenue in the financial statements for the periods presented and earned on a pro-rata basis over the term of the policies. Net premiums written is a statutory financial measure which represents the premiums charged on policies issued during a fiscal period less any applicable reinsurance. Net premiums written is designed to determine production levels and is meant as supplemental information and not intended to replace net premiums earned. Such information should be read in conjunction with the GAAP financial results. See "Supplemental Schedules" above for a reconciliation of net premiums earned to net premiums written.

Incurred losses and loss adjustment expenses is the most directly comparable GAAP measure to paid losses and loss adjustment expenses. Paid losses and loss adjustment expenses excludes the effects of changes in the loss reserve accounts. Paid losses and loss adjustment expenses is provided as supplemental information and is not intended to replace incurred losses and loss adjustment expenses. It should be read in conjunction with the GAAP financial results. See "Supplemental Schedules" above for a reconciliation of incurred losses and loss adjustment expenses to paid losses and loss adjustment expenses.

Combined ratio is the most directly comparable measure to combined ratio-accident period basis. Combined ratio-accident period basis is computed as the difference between two GAAP operating ratios: the combined ratio and prior accident periods' loss development ratio. Management believes that combined ratio-accident period basis is useful to investors and it is used to reveal the trends in the Company's results of operations that may be obscured by development on prior accident periods' loss reserves. Combined ratio-accident period basis is meant as supplemental information and is not intended to replace the GAAP combined ratio. It should be read in conjunction with the GAAP financial results. See "Supplemental Schedules" above for a reconciliation of GAAP combined ratio to combined ratio-accident period basis.

CONTACT: Theodore Stalick, SVP/CFO, (323) 937-1060, www.mercuryinsurance.com